As filed with the Securities and Exchange Commission on July 24, 2013

Registration No. 333-154722

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	57-0866076
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

2440 Mall Drive

Charleston, South Carolina 29406

(843) 529-5933

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

R. Wayne Hall

President and Chief Executive Officer

First Financial Holdings, Inc.

2440 Mall Drive

Charleston, South Carolina 29406

(843) 529-5933

(Name, address and telephone number, including area code, of Agent for Service)

Copies to:

Edward G. Olifer, Esq.
Kilpatrick Townsend & Stockton LLP
Suite 900, 607 14th Street, NW
Washington, DC 20005
(202) 204-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On October 24, 2008, First Financial Holdings, Inc. (the “Company”), filed a shelf registration statement on Form S-3, as amended (Registration No. 333-154722) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale from time to time the Company’s common stock, preferred stock, depositary contracts, purchase contracts, warrants, units and rights in an amount not to exceed $100,000,000 (the “Registered Securities”).

The Company is filing this Post-Effective Amendment to Registration Statement to withdraw and remove from registration $35,000,000 of the Registered Securities representing all of the unissued and unsold Registered Securities, issuable by the Company pursuant to the Registration Statement.

Pursuant to an Agreement and Plan of Merger dated as of February 19, 2013, by and between SCBT Financial Corporation and First Financial Holdings, Inc., the Company is being merged with and into SCBT Financial (the “Merger”). The Merger is expected to be effective as of July 26, 2013.

Accordingly, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of post-effective amendment any of the Registered Securities that remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration the Registered Securities registered but not sold or issued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, First Financial Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charleston, South Carolina, on this 24th day of July, 2013.

FIRST FINANCIAL HOLDINGS, INC.

By:	/s/ R. Wayne Hall
R. Wayne Hall
President and Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act, this post-effective amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ R/ Wayne Hall	President and Chief Executive Officer	July 24, 2013
R. Wayne Hall	(principal executive officer)

/s/ Blaise B. Bettendorf	Executive Vice President and	July 24, 2013
Blaise B. Bettendorf	Chief Financial Officer
(principal financial and accounting officer)

*	Director	July 24, 2013
Paula Harper Bethea

*	Director	July 24, 2013
Paul G. Campbell

*	Director	July 24, 2013
Ronnie M. Givens

*	Director	July 24, 2013
Thomas J. Johnson

Director
Susan R. Leadem

*	Director	July 24, 2013
James L. Rowe Jr.

*	Director	July 24, 2013
D. Kent Sharples

Director
B. Ed Shelley, Jr.

Director
Richard W. Salmons, Jr.

*	Director	July 24, 2013
Henry M. Swink

Director
Hugh L. Wilcox, Jr.

* Pursuant to the Powers of Attorney filed with the initial Form S-3 filed with the Securities and Exchange Commission on October 24, 2008.

/s/ R. Wayne Hall
President and Chief Executive Officer